UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 3, 2014

(Date of earliest event reported)

MICROS SYSTEMS, INC

(Exact name of Registrant as specified in its charter)

MARYLAND	000-09993	52-1101488
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7031 Columbia Gateway Drive, Columbia, Maryland 21046-2289

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:      443-285-6000

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 3, 2014, Stefan Piringer, Executive Vice President, Asia-Pacific Region, of MICROS Systems, Inc. (the “Company”) advised the Company that he will retire from the Company effective June 30, 2014. The Company has appointed Nirmal Singh as its Executive Vice President, Asia-Pacific Region, effective July 1, 2014. Mr. Singh is currently the Chief Financial Officer for the Company’s Asia-Pacific Region, and has served in that capacity since 1999. He first joined the Company in 1996.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2014

MICROS Systems, Inc.
(Registrant)

By:	/s/ Cynthia A. Russo
Cynthia A. Russo Executive Vice-President, Chief Financial Officer